UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 22, 2008

SCIELE PHARMA, INC.
(Exact name of registrant as specified in charter)

Delaware	000-30123	58-2004779
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five Concourse Parkway
Suite 1800
Atlanta, Georgia 30328
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 442-9707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously reported, Sciele Pharma, Inc. (the “Company”) redeemed all outstanding stock purchase rights (the “Rights”) granted pursuant to the Shareholder Protection Rights Agreement, dated as of July 12, 2002, between the Company and LaSalle Bank National Association, as rights agent (the “Plan”), effective as of May 9, 2008.  On May 22, 2008, following the payment of the redemption price with respect to the Rights and the termination of the Plan, the Company filed a Certificate of Elimination with respect to the Company’s Participating Preferred Stock, $0.001 par value, which were issuable under certain circumstances, upon exercise of the Rights.  The Certificate of Elimination is attached as Exhibit 3.1 to this report.

Item 9.01    Financial Statements and Exhibits.

3.1           Certificate of Elimination dated May 22, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIELE PHARMA, INC.
(Registrant)

By:	/s/ Darrell Borne
Name:	Darrell Borne
Title:	EVP, Chief Financial Officer, Secretary and Treasurer

Date:  May 23, 2008